                                                                    Exhibit 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MCI WorldCom, Inc. of our report dated April 9, 1998 relating to the consolidated financial statements of MCI Communications Corporation for the year ended December 31, 1997, which report appears in WorldCom, Inc.'s Current Report on Form 8K/A-3 dated November 9, 1997 (filed May 28, 1998). We also consent to the incorporation by Reference in the Registration Statement on Form S-8 of MCI WorldCom, Inc. of our reports dated June 8, 1998 appearing on page 3 of the Annual Report of the MCI Communications Corporation 401(k) Plan for Exempt Employees for the year ended December 31, 1997, dated June 8, 1998 appearing on page 3 of the Annual Report of the MCI Communications 401(k) Plan for Nonexempt Employees, and dated June 8, 1998 appearing on page 3 of the Annual Report of the Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees.



PricewaterhouseCoopers LLP
September 10, 1998
Washington, D.C.